                                                                 EXHIBIT 10.12

                         COMMENCEMENT DATE CERTIFICATE
                        -------------------------------

          This Commencement Date Certificate is entered into as of this 17th day of February 1998 between 4405 E. Baseline Road Limited Partnership, an Arizona limited partnership ("Landlord") and Midland Credit Management, Inc., a Kansas corporation ("Tenant").

                                    RECITALS
                                    --------

          Landlord and Tenant entered into that Net Industrial Lease (the "Lease") covering the premises located at 4310 E. Broadway Road, Phoenix, Arizona 85040, consisting of approximately 30,000 square feet (the "Premises").

                                   AGREEMENT
                                   ---------

          1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

          2. Confirmation of Lease Commencement. Landlord and Tenant confirm that the Effective Date, pursuant to Article 4 of the Lease, is March 1, 1998, and that the Termination Date of the Lease is February 28, 2003.

          3. Effect of the Commencement Date Certificate. Except as expressly amended by this Commencement Date Certificate, all the terms, covenants and conditions of the Lease remain in full force and effect.

             Landlord and Tenant hav executed this Commencement Date Certificate as of the date written above.

LANDLORD:                             TENANT:

4405 E. BASELINE ROAD LIMITED         MIDLAND CREDIT MANAGEMENT,
PARTNERSHIP,                          INC.,
an Arizona limited partnership        A Kansas corporation

By: San Salvador Management, L.L.C.,  By: Frank Chandler
    an Arizona limited liability          ---------------
    company                              Its: President
    Its General Partner                     -------------

    By:-------------
      Its Principal

                              NET INDUSTRIAL LEASE


INFORMATION SCHEDULE

         This Information Schedule is a part of the Lease between the parties named below. The information in this Schedule is further explained and detailed in the rest of the Lease, most particularly in the referenced Lease paragraphs.

INFORMATION                                                                     ARTICLE  OR
                                                                                PARAGRAPH
DATE OF LEASE:             November 19, 1997

PARTIES:                                                                        #1, 20

         LANDLORD:         4405 E. Baseline Road Limited Partnership
                           c/o Scottsdale Property Management 97, L.L.C.
                           9495 E. San Salvador Drive, Suite 100
                           Scottsdale, AZ 85258
                           Attention:  Mitchell Mudick
                           FAX:  (602) 860-2999

         TENANT:           Midland Credit Management, Inc.                      #1, 20
                           500 W. First, Box 576
                           Hutchinson, KS  67504-0576
                           Attention:  John Chandler
                           FAX:  (316) 665-0140

PREMISES:                  Building consisting of approximately                 #2(a)
                           30,000 Square Feet located at
                           4310 E. Broadway Road
                           Phoenix, AZ  85040

                           Adjacent Site Improvements:                          #2(b)
                           Parking areas                                        Exhibit "A"

ALLOWANCES:                Tenant Improvements                                  #3
                                                                                Exhibit "C"

TERM;                      The "Lease Term" shall begin on the Effective        #4
RENEWAL OPTION:            Date and end at midnight on the last day of          Exhibit "F"
                           the fifth year following the Effective Date
                           (the "Termination Date"), unless sooner
                           terminated or extended pursuant to the terms
                           hereof. Renewal Option: As set forth in
                           Exhibit "F".

FIRST RIGHTS OF            As set forth in Exhibit "H".                         Exhibit "H"
REFUSAL:

RENTS:                     Fixed Minimum Rent:  As set forth in                 #5
                           Exhibit "E".                                         Exhibit "E"

SECURITY DEPOSIT:          $18,600.00                                           #5.4

PERMITTED USES:            General Office                                       #6.1

LANDLORD'S BROKER:         Lee & Associates                                     #21

TENANT'S BROKER:           None                                                 #21

ADDITIONAL EXHIBITS:       The following Exhibits are attached to and
                           made a part of this Lease.

                           "A"     Description of  Property
                           "B"     Intentionally Omitted
                           "C"     Tenant Improvements
                           "D"     Dangerous/Hazardous Chemicals and Materials
                           "E"     Fixed Minimum Rent Schedule
                           "F"     Renewal Option
                           "G"     Tenant Removal Items
                           "H"     First Rights of Refusal

                            LEASE PROVISIONS

1. Parties. This Lease is made as of the date shown in the Information Schedule, between the parties as provided in said Schedule.

2. Premises, Property. In consideration of the agreements in this Lease and other consideration paid, Landlord leases to the Tenant and Tenant leases from Landlord:

         (a) the "Premises" which consists of the building identified in the Information Schedule, which building is located on the Property described in Exhibit "A" (the "Property") (including square footage amount(s) which are agreed to and accepted by the parties), and as depicted on the revised Preliminary Space Plan of the Premises dated October 22, 1997, which was prepared by TIera and has been approved by Landlord and Tenant (the "Space Plan").

         (b) the nonexclusive right to use the "Adjacent Site Improvements" described in Exhibit "A", if any; and

         (c) the nonexclusive right to use, together with Landlord and other tenants (if any) of the Property, the driveways, parking areas (to the extent not leased to other tenants for their sole use), and grounds. Tenant will be entitled to the use of 150 parking spaces. All parking spaces surrounding the Premises will be reserved for Tenant's use. Other parking will be random in the adjacent parking lot. Tenant will not be permitted to use parking spaces surrounding the building located at 4302 E. Broadway Road.

3. Tenant Improvements. Landlord will complete tenant improvements to the Premises, as depicted on the Space Plan and set out in Exhibit "C" hereto (the "Tenant Improvements"), which Tenant Improvements will be completed on or prior to the Effective Date at Landlord's sole expense.

4. Term: Commencement and Termination; Effective Date. The Term of the Lease shall commence and terminate as provided in the Information Schedule. This Lease is not terminable by Tenant, except as expressly stated herein. The "Effective Date" is the later of (i) the date upon which the Tenant Improvements (as described in Article 3 hereof) are substantially complete, or (ii) January 1, 1998. The term "substantially complete" as used in this Article 4 means that state of completion which will allow Tenant to commence its business operations at the Premises without material interference from Landlord's contractor. Landlord shall provide Tenant with written notice that the Tenant Improvements are substantially complete. Landlord anticipates that the Tenant Improvements will be substantially complete prior to January 1, 1998. The parties shall confirm the Effective Date in writing.

5.       Rents, Security Deposits.

5.1(a) Fixed Minimum Rent. Tenant agrees to pay Landlord Fixed Minimum Rent for the Premises in the amounts listed on Exhibit "E" hereto. The Fixed Minimum Rent will be paid in monthly installments, in advance, without offset, deduction or prior demand, on the first day of each month of the original and any extended Lease Term. The Fixed Minimum Rent for the first month of the Term will be paid by Tenant upon execution of this Lease.

5.1(b) Additional Rent. All fees, charges, costs, expenses or other sums payable by Tenant hereunder, other than Fixed Minimum Rent, whether or not designated as such, shall be considered "Additional Rent". For purposes hereof, the term "Rent" shall include Fixed Minimum Rent or Additional Rent, or both, as the context may require. It is further understood and agreed that, except as may be expressly set forth herein, Landlord shall at all times be entitled to receive the Rent payable hereunder irrespective of any damage or destruction to the Premises or the Property or the impairment of any services or utilities thereto and Tenant shall not be entitled to terminate this Lease nor shall Tenant be entitled to an abatement of Rent by reason of said causes. Tenant hereby acknowledges the foregoing and expressly waives its rights under A.R.S. Section 33-343 or any statute of similar effect.

         Landlord and Tenant contemplate that the Rent provided for herein is a "net" Rent to Landlord, and that, except as provided otherwise in the Lease, all maintenance costs and any and all other charges, assessments and expenses attributable to the Premises or the operation thereof, whether or not expressly provided for in this Lease (collectively, the "Premises Costs"), shall be solely the responsibility of, and performed and paid for by, Tenant. Should Landlord incur any reasonable expense for Premises Costs, Tenant shall reimburse Landlord in full within ten business days after receipt by Tenant of each invoice therefor.

         In addition to the Premises Costs, Tenant agrees to pay: (A) forty-nine percent (49%) of the following operating expenses for the Property (collectively, the "Property Costs"): (i) real property taxes payable by Landlord pursuant to Paragraph 5.2 hereof, (ii) the cost of maintaining insurance payable by Landlord pursuant to Article 8 hereof, and (iii) the cost of any common area charges payable by Landlord pursuant to Paragraph 7.2 hereof; (B) Tenant's pro rata share of the cost of a service contract, if any, for the repair and maintenance of the HVAC system, pursuant to Paragraph 7.2 hereof; (C) Tenant's pro-rata share of the cost of jointly metered utilities, if any, pursuant to Article 11 hereof; and (D) an administrative fee equal to two percent (2%) of the Fixed Minimum Rent for the Premises (the "Administrative Fee"). Accordingly, during each month of the Term of this Lease, on the same day that Fixed Minimum Rent is due hereunder, Tenant shall pay Landlord an amount equal to 49% of 1/12 of the estimated annual Property Costs plus 1/12 of the Administrative Fee.

         The initial monthly payments for Property Costs are based upon the projected amounts for the year in question. Monthly payments for Property Costs may be increased or decreased annually to reflect changes in the projected Property Costs. If Tenant's total Property Costs payments are less than 49% of the actual Property Costs for such payment period(s),

         Tenant shall pay the difference to Landlord with Tenant's next monthly Rent payment; provided, however, if no further monthly Rent payment is scheduled to be paid by Tenant, then Tenant shall pay the difference within ten (10) business days after demand therefor. If Tenant's total Property Costs payments are more than 49% of the actual Property Costs for such payment period(s), such overage shall be credited against Tenant's next monthly payment(s); provided, however, to the extent such overage exceeds further amounts owed by Tenant, Landlord shall refund such overage excess directly to Tenant. Within ninety (90) days after the end of each Lease year, or as soon thereafter as is reasonably practical, Landlord shall provide Tenant with a statement showing actual Property Costs for the preceding Lease year.

5.1(c) Rent Tax. Together with, and in addition to, any payment of Fixed Minimum Rent or any other sums payable hereunder by Tenant, Tenant shall also pay to Landlord any excise, sales or transaction privilege tax levied by any governmental authority upon Landlord (except Landlord's income tax) in connection with or as a result of any payments required to be made by Tenant hereunder.

5.1(d) Advance Rental Payment. If twice during any period of 12 consecutive calendar months during the Term Tenant shall not timely remit to Landlord any Fixed Minimum Rent or Additional Rent as and when required hereunder, then Landlord shall have the express right to require that Tenant pay all Fixed Minimum Rent thereafter due in advance on a quarterly basis. Notice of election by Landlord under this Paragraph shall be delivered to Tenant in writing. Not later than five days after receipt of such notice, Tenant shall remit to Landlord all sums including Fixed Minimum Rent, Additional Rent or both, then due and owing under this Lease. Concurrently with the payment of such arrearages, Tenant shall also pay the Fixed Minimum Rent owed for that three-month period commencing as of the first day of the calendar month next ensuing after the notice contemplated by this Paragraph is delivered. Thereafter, unless otherwise advised by Landlord in writing that the election made pursuant to this Paragraph has been revoked, Tenant shall continue to pay Fixed Minimum Rent in advance on a quarterly basis without further demand therefor by Landlord. By its execution hereof, Tenant acknowledges, agrees and confirms that the right granted Landlord pursuant to this Paragraph is being made in lieu of a personal guaranty by any officer, director, shareholder or other person involved with Tenant to secure the performance by Tenant of its rental obligations hereunder. No interest shall be payable by Landlord on sums received pursuant to this Paragraph nor shall Landlord be required to keep such sums in a separate account. Provided no default by Tenant has occurred and is continuing, sums received pursuant to this Paragraph shall be applied by Landlord against the Fixed Minimum Rent obligations of Tenant hereunder as and when such obligations occur.

5.2 Real Property Taxes. Landlord agrees to pay all real property taxes applicable to the Property. Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Property within the applicable taxing jurisdiction. Tenant agrees to pay forty-nine percent (49%) of the cost of such consultant, provided that the real property taxes applicable to the Property are reduced by more than the amount of the cost of such consultant.

5.3 Rent Obligations Independent; Abatement; Proration; Where Payable; Late Charges. The Rent obligations are independent of any other obligations of Tenant or Landlord, and Tenant is not entitled to any abatement or reduction in Rent except as expressly provided. Tenant waives the benefit of any statute which would alter this agreement of the parties. Rent due for any period which is less than one month will be prorated. Rent is payable to Landlord at the address listed in the Information Schedule or such other places the Landlord may designate from time to time in writing. A handling fee in the amount of $200 or five percent of the sum not timely received by Landlord, whichever is less, shall be due on any Rent not paid within ten days of the due date, irrespective of whether Landlord elects to pursue actions under Article 13 as a consequence of such late payment.

5.4 Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount provided in the Information Schedule. Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any default of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten days after Landlord's written request. Tenant's failure to comply with this provision shall be a material default. No interest is payable on the Security Deposit. Landlord is not required to keep the Security Deposit in a separate account and no trust relationship is created as to the Security Deposit.

6.       Use.

6.1 Use. Tenant covenants and agrees to use the Premises for no purpose other than those listed in the Information Schedule.

6.2 Compliance with Law. Tenant, at its expense, will comply promptly with all statutes, ordinances, rules and regulations, orders and requirements (including the recommendations of fire rating organizations, Tenant's and Landlord's underwriters and insurance companies), in effect during the Lease Term regulating the use of the Premises by Tenant; excluding, however, those requiring structural changes or substantial modification of the Premises. Tenant will not carry on, nor permit any dangerous or offensive activity so as to create damage to the real property upon which the Premises are located, waste, a nuisance, or, disturbance to other tenants.

6.3 Environmental Protections. Tenant acknowledges that there are in effect federal, state, and local laws, regulations, and guidelines, and that additional and other laws, regulations, and guidelines may hereinafter be enacted to take effect relating to or affecting the Property, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and the conduct of business. Tenant will not cause or permit to be caused, any act or practice, by negligence, omission, or otherwise that would adversely affect the environment, or do anything or permit anything, to be done that would violate any of said laws, regulations or guidelines. Tenant agrees to comply with Exhibit "D" ("Control of Dangerous/Hazardous Chemicals and Materials"). Tenant shall indemnify, defend, protect and hold Landlord, its employees, agents, partners, members, officers and directors, harmless from and against all claims, accidents, suits, proceedings, judgments, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages or expenses

         (including, without limitation, reasonable attorneys', experts', and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) resulting from any adverse effect to the environment caused by Tenant, directly or indirectly resulting from the presence of any Hazardous Materials in, on, or under the Premises or Property that were introduced to the Premises or Property by Tenant during the Term hereof. All obligations of Tenant under this Paragraph
         6.3 shall survive the expiration or earlier termination of the Lease. Landlord shall indemnify, defend, protect and hold Tenant, its employees, agents, partners, members, officers and directors, harmless from and against all claims, accidents, suits, proceedings, judgments, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages or expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) resulting from any adverse effect to the environment caused by Landlord, directly or indirectly resulting from the presence of any Hazardous Materials in, on, or under the Premises or Property that were introduced to the Premises or Property by Landlord prior to the Term hereof. All obligations of Landlord under this Paragraph 6.3 shall survive the expiration or earlier termination of the Lease.

6.4 Condition of Premises. Tenant accepts the Premises in the condition existing as of the date of this Lease. Tenant accepts the Premises subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing use of the Premises and to any covenants or restrictions of record, and matters disclosed by any attached exhibits. Tenant acknowledges that Landlord and Landlord's agent have not made any representation or warranty as to the suitability of the Premises for Tenant's business.

7.       Maintenance, Repairs and Alterations.

7.1 Tenant's Obligations. By entry hereunder, Tenant shall be deemed to have accepted the Property as being in good condition and repair. Except to the extent Landlord is specifically responsible therefor under this Lease, Tenant shall, at Tenant's sole cost and expense, make all repairs to, and provide all maintenance for the Premises and all improvements therein and thereon. At all times during the Term, Tenant shall keep the Premises in good order and repair, and in a safe, clean, neat and sanitary condition. Except to the extent Landlord is specifically responsible therefor under this Lease, Tenant's obligations of maintenance and repair shall include by way of illustration, and not limitation, the maintenance and repair of any storefront, doors, window casements, glazing, plumbing, pipes, electrical wiring as well as the maintenance, and repair of those conduits and the heating, ventilating and air conditioning ("HVAC") system servicing the Premises (when there is an air conditioning system). Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear excepted. Any damage to the Premises caused by Tenant's use of the Premises shall be repaired at the sole cost and expense of Tenant. If Tenant refuses or fails to commence repairs or maintenance for which Tenant is responsible under this Lease within a reasonable time, but not later than ten days following written notice or demand made by Landlord, or to adequately and diligently complete such repairs or maintenance within a reasonable time thereafter, Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant caused thereby, and Tenant shall pay to Landlord, on demand, as Additional Rent, the cost thereof plus 15% of such cost for Landlord's overhead and supervision. Such sums shall also bear interest at the rate provided in Paragraph 24.10 from the date advanced until repaid. Landlord may, but shall not be obligated to, repair, at the expense of Tenant, all damage or injury to the Premises, or to the Property or to its fixtures, appurtenances or equipment, caused by Tenant or its officers, agents, employees, contractors, visitors or licensees. Tenant agrees that the performance of any maintenance, repair or replacements by the Landlord pursuant to this Paragraph 7.1 shall not constitute a re-entry of the Premises by Landlord, nor a breach of any covenant of quiet enjoyment contained in this Lease.

         Tenant agrees to store trash in suitable containers outside the building where the Premises is located ("Building"). Tenant agrees not to store goods, pallets, drums, or any other materials outside the Building in any manner so as to be visible from any street or walkway adjacent to the Building.

         Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Use by Tenant of any mezzanines for storage is at Tenant's sole risk and Tenant agrees to indemnify Landlord from any claims resulting from any such use.

         In the event Landlord designates specific parking areas within the parking and loading areas, Tenant will cause its employees, agents, and invitees to park only in the designated areas.

         Except as otherwise permitted hereunder, no repair or servicing of any motorized vehicle shall be allowed on the Property or in any parking or loading areas, roadways, or service areas within the Property. No vehicle (including equipment, trailers, and machinery) shall be abandoned or disabled or in a state of non-operation or disrepair upon the property of the Landlord, and Tenant shall enforce this restriction against Tenant's employees, agents, and invitees. Tenant shall have the right to service its vehicles within the Property so long as the vehicle being serviced is disabled only temporarily, i.e. for a period less than 48 hours, and provided further that such vehicle is not visible from any street or walkway adjacent to the Property. Should Landlord determine that a violation of this restriction has occurred, Landlord shall have the right to cause the offending vehicle to be removed and all costs of such removal shall be the obligation of the Tenant responsible for such vehicle within ten days of written notice to Tenant.

7.2 Landlord's Obligations. Unless caused by Tenant or its officers, agents, employees, contractors, visitors or licensees, and subject to the provisions of Article 9 hereof, for the first six (6) months of the Term of the Lease, Landlord shall, at Landlord's sole cost and expense,
         (i) maintain the structural soundness of the roof, foundation and exterior walls of the Premises, and of the air conditioning units servicing the Premises, in good repair, normal wear and tear excepted, and (ii) maintain the electrical, plumbing and HVAC systems servicing the Premises. Thereafter, any such costs or expenses (other than such structural replacement costs covered under clause (i) above) shall be Premises Costs in accordance with the provisions of Paragraph 5.1(b) hereof. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. It is expressly understood that Landlord may obtain a service contract for the repair and maintenance of the HVAC system, which maintenance contract shall conform to the requirements under the system's warranty, if any. Notwithstanding any other provision herein to the contrary, Landlord hereby agrees that all HVAC units serving the Premises shall be in working order and otherwise operational as of the Date of Occupancy.

         Subject to the provisions of Article 9 hereof, Landlord shall be responsible for the operation, maintenance, and repair of the common areas of the Property in good condition, normal wear and tear excepted, and the costs or expenses therefor (including any replacement costs) shall be Property Costs in accordance with the provisions of Paragraph 5.1(b) hereof.

7.3      [Intentionally omitted.]

7.4 Surrender of Premises. At the end of the Term, or any other termination of the Lease, Tenant will return the Premises in good, clean condition and operating order, after completing all maintenance and replacement which is Tenant's responsibility. Damage by ordinary wear and tear is excepted to the extent that it is not part of Tenant's obligation to maintain and replace. Extraordinary wear and tear due to Tenant's use of the Premises is the responsibility of Tenant. Damage to the Premises caused by Paragraph 7.5(c) removals will be repaired by Tenant. Tenant shall notify Landlord in writing at least 120 days prior to vacating the Premises and shall within 30 days prior to vacating arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

7.5      Alterations and Additions.

7.5(a) Consent. Without Landlord's prior written consent, Tenant shall not make any alterations or improvements to the Premises, nor shall Tenant make any changes to the exterior of the Premises, or any other structure within the Property. Landlord may condition its consent with any of the following:

         (i) Tenant's agreement to remove any alterations or improvements upon termination, and to restore the Premises or Property to its prior condition (if requested to do so by Landlord).

         (ii) A lien and completion bond equal to one and one-half times the estimated cost of improvements.

         (iii) Insurance necessary to protect both parties while work is in progress.

         (iv) Waivers of Liens from all contractors or sub-contractors involved in the alterations or improvements.

7.5(b) Liens. Claims for, or purporting to be for, labor or materials furnished to Tenant shall be paid by Tenant when due, or secured by bond, so as to immediately discharge any liens filed against the Premises or Property. In the event Tenant does not discharge any such liens, Landlord shall have the right, but not the obligation, to discharge such liens. Any such amount paid or incurred by Landlord shall be immediately due and payable as additional rent by Tenant to Landlord together with interest at the rate indicated in Paragraph
         24.10 from the date of payment by Landlord until paid by Tenant.

7.5(c) Surrender or Removal of Alterations. Unless removal is required by Landlord, at Landlord's option, all alterations or improvements, irrespective of whether any of such personalty shall be installed within the Premises so as to constitute a fixture therein, will become the property of Landlord and will be surrendered with the Premises at the end of the Lease Term or other termination, without payment. Machinery, trade fixtures, furniture, equipment or other personal property acquired by Tenant with Tenant's separate funds shall remain the property of Tenant and may be removed by Tenant subject to Paragraph 7.4. Additionally, all interior appointments made or installed by Tenant at the Premises during the Term hereof, including, without limitation, any millwork, cabinetry or partition walls, shall remain at the Premises upon the expiration or sooner termination of this Lease and shall be the property of Landlord except to the extent that any of such items are identified on Exhibit "G" hereto (the "Tenant Removal Items"). Provided no event of default by Tenant then exists hereunder, Tenant shall have the right to remove the Tenant Removal Items from the Premises upon the expiration of or sooner termination of this lease if such removal can be effectuated without causing material damage to the Premises which cannot be repaired. All damage sustained by the Premises upon any such removal, whether such damage is material or otherwise, shall be paid for by Tenant to Landlord upon demand.

8.       Insurance.

8.1 Liability Insurance. During the Lease Term, Tenant will maintain a policy of 'workers' compensation insurance and a broad form policy of comprehensive general liability insurance insuring Landlord and Tenant against liability arising out of the use, occupancy or maintenance of the Premises. The insurance will be for not less than $2,000,000 combined single limit personal injury and property damage. The limits of the insurance will not limit the liability of Tenant. The policy will contain cross-liability endorsements, if applicable, and will insure Tenant's performance of the indemnity provisions of Paragraph 8.5.

8.2(a) Casualty Insurance. During the Lease Term, Landlord will maintain property damage liability insurance including damage by fire, sprinkler damage, vandalism, malicious mischief and all perils customarily covered under extended coverage endorsements. Such insurance shall be in an amount equal to the replacement cost of the Premises, except for a commercially reasonable deductible. During the Lease Term, Tenant will maintain fire and extended coverage insurance covering the replacement cost of (i) all alterations, additions, partitions, and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant, and (ii) all of Tenant's personal property contained within the Premises. Landlord's policy will be excess over Tenant's policies.

8.2(b) Payment of Premiums; Insurance Policies. If Tenant fails to maintain the required insurance, Landlord may, but is not obligated to, maintain the insurance at Tenant's expense. Each insurance policy shall expressly provide that it is not subject to invalidation of the Landlord's interest by reason of any act or omission on the part of Tenant.

8.2(c) Tenant's Personal Property. Tenant assumes all risk of loss or damage to Tenant's Property. Tenant assumes the risk that loss or damage to Tenant's Property, to the Premises or to any other property may result in loss of income, profits or good will to the business of Tenant or other persons interested in Tenant's Property. Tenant releases and holds Landlord harmless from liability for these losses or damage, except if arising out of Landlord's gross negligence or willful misconduct. Tenant's Property includes all goods, equipment, inventory, merchandise, records and other personal property and all fixtures, improvements and betterments placed in or about the Premises, belonging to Tenant or any person connected with, or claiming under or through Tenant. Tenant agrees to indemnify Landlord and save it harmless from all loss or claims, including reasonable attorneys' fees and costs in defending a claim, arising, out of loss or damage to Tenant's Property belonging to others, except if arising out of Landlord's gross negligence of willful misconduct. Landlord means Landlord, its employees and agents. Tenant shall provide insurance to the extent of not less than 90% of the fair market value of Tenant's Property as appraised by Tenant's insurer(s), with an agreed amount endorsement. Tenant, at its sole cost and expense, shall obtain the insurance coverages necessary to provide protection for the risks and obligations to indemnify assumed by Tenant and shall maintain such insurance for the Lease Term. Tenant agrees to notify each insurance carrier of Tenant's assumption of risk, release and indemnification stated above. Tenant acknowledges that its insurance coverages could be voided or otherwise adversely affected by the requirements of this Paragraph 8.2(c) unless the insurance carrier has waived its right of subrogation or has otherwise agreed to the above assumption of risk, release and hold harmless agreement and indemnification.

8.3(a) Tenant's Insurance Policies. Insurance carried by Tenant will be with responsible carriers acceptable to Landlord and licensed in the State of Arizona. Tenant will deliver to Landlord certified copies of the policies of insurance or certificates evidencing the existence and amounts of the insurance. No policy shall be cancelable or subject to reduction of coverage or other modification except after 30 days prior written notice to Landlord. Tenant shall, at least 30 days prior to the expiration of the policies, furnish Landlord with renewals or "Binders" for the policies, or Landlord may order the required insurance and charge the cost to Tenant pursuant to Paragraph 23. All policies shall name Landlord, any person, firm, or corporation designated by Landlord, and Tenant, as co-insureds, and shall contain or provide for such loss-payable endorsements as may be required by the holder of any mortgage or deed of trust constituting a lien upon the Property or any part thereof, including the Premises. All policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. All such policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss occasioned to it, its servants, agents, and employees by reason of the negligence of Tenant. All such insurance shall provide that the coverage afforded shall not be affected by the performance of any work in or about the Premises.

8.3(b) Increased Risk. Tenant will not do anything or permit anything to be done or any hazardous condition to exist ("Increased Risk") which shall invalidate or cause the cancellation of the insurance policies carried by either Tenant or Landlord. If Tenant does or permits any Increased Risk which causes an increase in the cost of Landlord's insurance policies then Tenant shall reimburse Landlord pursuant to Paragraph 23 for additional premiums attributable to any act, omission or operation of Tenant causing the increase in the premiums, including, but not limited to, non-compliance with recommendations under Paragraph 6.2. Payment of additional premiums will not excuse Tenant from terminating or removing the Increased Risk unless Landlord agrees in writing. Absent agreement, Tenant shall promptly terminate or remove the Increased Risk.

8.4 Waiver of Subrogation on Property Policies. Each party releases the other party from any and all liability or responsibility (to the other party or anyone claiming through or under them by way of subrogation or otherwise) for loss or damage to property resulting from causes insured against, even if such casualty has been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

8.5 Indemnity. Except if arising out of Landlord's gross negligence or willful misconduct, Tenant shall indemnify and hold harmless Landlord, its agents and employees, from and against any and all claims arising from: (a) Tenant's use of the Premises, (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises or elsewhere in the Property, (c) any breach or default in the performance of Tenant's obligations under the Lease, or arising from any negligence of the Tenant, or Tenant's agents, contractors or employees. Tenant shall defend Landlord against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim, action or proceeding. In case any action or proceeding is brought against Landlord by reason of a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant assumes all risk of damage to property or injury to persons, in or about the Premises arising from any cause and Tenant waives all such claims against Landlord, except claims due to Landlord's gross negligence or willful misconduct. The liability of Tenant to indemnify Landlord, its agents and employees, shall not extend to any matter against which Landlord shall be effectively protected by insurance, provided that if any liability shall exceed the amount of effective and collectable insurance, the liability of Tenant shall apply to the excess. Whether the insurance is "effective" depends in part, but not by way of limitation, on the absence of any defense to coverage made by the insurer.

9.       Casualty Damage.

9.1(a) Notice; No Repairs Elected. If the Premises or any part of the Premises should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If the Premises should be totally destroyed by any peril or if they should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs cannot be completed within ninety (90) days after the date of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

9.1(b) Repairs Elected. If the Premises or any part of the Premises should be damaged by any peril, and in Landlord's estimation, rebuilding or repairs can be substantially completed within ninety (90) days after the date of such damage (the "Repair Period"), this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that, other than the Tenant Improvements, Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises or for the benefit of, or by or for Tenant. Rent shall be abated during such portion of the Repair Period, if any, that the Premises are unusable by Tenant for the conduct of its business operations. If such repairs and rebuilding have not been substantially completed within ninety (90) days after the date of such damage, Tenant, as Tenant's exclusive remedy, may, as the case may be, terminate this Lease by delivering written notice of termination to Landlord in which event the rights and obligations hereunder shall cease and terminate.

9.2 Lenders. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

9.3 Waiver. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Premises, or personal property within the Premises, for any reason regardless of cause or origin. Each party to this Lease agrees immediately after execution of this Lease to give each insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and if necessary, to have the insurance policies properly endorsed.

9.4 Damage During Last Six Months of Term. If casualty damage occurs to the Premises or any part thereof during the last six months of the Lease Term, Landlord may terminate this Lease irrespective of the extent of the damage. If Tenant has an unexpired option to extend or renew the Lease, the option to extend or renew must be exercised within 20 days of the casualty. If the option is exercised, Landlord may not cancel unless there is substantial damage. If the option is not exercised, the option is terminated and Landlord may terminate the Lease.

10. Personal Premises Taxes. Tenant will timely pay all taxes assessed against trade fixtures, furnishings, equipment and all other personal property of Tenant. Tenant will cause these items to be assessed and billed separately from the real property of Landlord.

11. Utilities. Tenant will pay directly to the appropriate supplier, the cost of all water/sewer, gas, heat, light, electrical, telephone, refuse disposal and other utilities and services supplied to the Premises, and any taxes on those bills. If any services are not separately metered, Tenant will pay as Additional Rent a proportion of all jointly-metered utilities used by any other occupants of the Premises based either upon type and extent of use or on area, as reasonably determined by Landlord.

12.      Assignment and Subletting.

12.1 Landlord's Consent Required. Tenant will not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises or Property, without Landlord's prior written consent which consent may not be unreasonably withheld by Landlord. Any attempted assignment, transfer, mortgage, encumbrance or subletting without consent shall, at Landlord's election, be deemed void as against Landlord, and shall constitute a breach of the Lease.

12.2 No Release of Tenant. Regardless of Landlord's consent, no subletting, or assignment will alter the primary liability of Tenant to pay Rent or to perform all other obligations to be performed by Tenant. Acceptance of Rent from any other person will not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting will not be deemed consent to any subsequent assignment or subletting.

12.3 Processing Fees. If Landlord consents to a sublease or assignment, Tenant will pay to Landlord the greater of: (i) Landlord's actual cost of reviewing and documenting such assignment or sublease, including attorneys' fees or (ii) a standard processing fee of $350.

12.4 No Financial Gain. If Landlord consents to an assignment or sublease, Tenant shall not realize any financial gain resulting from any increase in the rental value of the Premises. Therefore, as a condition of any assignment or subletting, it is agreed by the parties that Landlord shall receive all consideration due or to become due to Tenant from any assignee or sublessee with respect to such assignment or subletting, including, without limitation, the full and complete rental payments paid by such assignee or sublessee, including any amounts paid in excess of Tenant's financial obligations set forth in this Lease, less Tenant's reasonable costs incurred in connection with such assignment or subletting.

13.      Defaults; Remedies.

13.1 Events of Default. It is a default by Tenant under this Lease if any of the following "Events of Default" happens:

         (a) if any Fixed Minimum Rent is not paid when due and default continues for a period of 5 days; or

         (b) if any Additional Rent is not paid when due and default continues for a period of 10 days; or

         (c) if the provisions of Paragraph 5.4 are not fully complied with; or

         (d) if Tenant's obligations under the provisions of Paragraph 6.3 are not fully complied with; or

         (e) if Tenant defaults under any of the terms of this Lease other than as set out in Paragraph 13.l(a), and default continues for 10 days after written notice (except if default cannot be completely cured within 10 days, it will not be an Event of Default if Tenant starts to cure within the 10-day period, and in good faith continually proceeds to remedy the default); or

         (f) if Tenant or any person who has guaranteed performance, files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files a petition or answer seeking relief under any federal, state or other statute or regulation, or seeks or consents or acquiesces in the appointment of a trustee, receiver or liquidator of Tenant or guarantor, or of all or any substantial part of Tenant's Properties or of the Premises or any or all rents, earnings, or income or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

         (g) if a petition is filed against Tenant, or any person who has guaranteed performance, seeking relief under any federal, state or other statute or regulation, which remains undismissed or unstayed for an aggregate of 60 days (whether or not consecutive), or if a trustee, receiver or liquidator of Tenant or guarantor, or of all or any substantial part of its properties or of the Premises or any or all rents, or income is appointed without the consent or acquiescence of Tenant, or guarantor, and the appointment remains unvacated or unstayed for an aggregate of 60 days (whether or not consecutive); or

         (h) in the event Tenant or Tenant's subsidiary or affiliate shall lease other premises from Landlord, any default under such other leases shall be deemed to be a default under this Lease and Landlord may enforce all rights and remedies for an Event of Default herein.

13.2 Notice; Termination. Landlord at any time after the happening of an Event of Default may declare an Event of Default by written notice to Tenant specifying the Event(s) of Default. In the same or a later written notice Landlord may elect that this Lease terminate at 5:00 p.m. on the date listed by Landlord. The date will be at least ten (10) days after the giving of the termination notice (including the termination date). On the date in the notice, subject to Paragraph 13.4. the Lease and all interests demised will terminate and all rights of the Tenant shall cease. The termination will not take place if before the stated date and time:

         (i) Tenant has paid all arrears of Fixed Minimum Rent and Additional Rent and all other amounts payable by Tenant, (together with interest pursuant to Paragraph 24.10) and as Additional Rent all expenses (including, without limitation, attorneys' fees and expenses) incurred by Landlord due to any default by Tenant (the "Arrearages"), and

         (ii) all other defaults have been cured to the satisfaction of Landlord.

13.3 Repossession, Re-letting. After notice of an Event of Default, whether before or after a termination as provided in Paragraph 13.2, Landlord, without further notice and with no liability to Tenant, may repossess the Premises, by summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all property from the Premises. After such repossession, Landlord may (but is under no obligation to) sell Tenant's property and apply the amount of any net proceeds from such sale(s) to Tenant's obligations hereunder, with any surplus returned to Tenant. If Landlord elects not to sell Tenant's property and other arrangements have not been made between the parties regarding the disposition of such property, Landlord is hereby authorized as Tenant's agent, with no liability therefor, to select an auctioneer, and shall employ such auctioneer to conduct a sale of such property on behalf of Tenant, and to apply the proceeds therefrom, net of all costs to Landlord, to Tenant's obligations hereunder, with any surplus returned to Tenant. Landlord will make commercially reasonable efforts after such repossession to re-let the Premises, any part thereof, or the Premises with additional property, on account of Tenant (until Landlord makes demand for final damages), in Tenant's or Landlord's name, without notice to Tenant, for a term (which may be more or less than the period which would have been the balance of the term of this Lease) and on conditions (including concessions, periods of rent-free use, or alterations) and for purposes which Landlord determines, and Landlord may receive the rents from any such relettings. Landlord is not liable for failure to collect any rent due upon any such reletting. In the event Landlord does not elect to re-let the Premises, Tenant may present suitable and qualified Tenants to Landlord to obtain consent, which may or may not be provided at Landlord's sole discretion, for an assignment of the Lease.

13.4 Survival of Tenant's Obligations; Damages. No provisions in Paragraphs 13.1, 13.2 and 13.3 will relieve Tenant of its liability and obligations under this Lease, all of which will survive. Landlord will not be deemed to accept a surrender of Tenant's Lease or otherwise discharge Tenant because Landlord takes or accepts possession of the Premises or exercises control over them as provided. Acceptance of surrender and discharge may be done only by an instrument executed on behalf of Landlord by its duly authorized officer or employee.

         In the event of termination or repossession following an Event of Default, Tenant will pay to Landlord the Arrearages up to the earlier of the date of termination or repossession.

         Further, Tenant, until the end of what would have been the Term of this Lease in the absence of termination and whether or not the Premises or any part have been relet, is liable to Landlord for, and will pay to Landlord, as liquidated and agreed "Current Damages" for Tenant's default:

         (a) the Fixed Minimum Rent and all Additional Rent and other charges payable by Tenant or which would be payable if this Lease had not terminated, plus all Landlord's expenses in connection with any reletting, including, without limitation, repossession costs, brokerage commission, legal expenses, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation for such reletting, LESS

         (b) the net proceeds, if any, of any re-letting on account of Tenant pursuant to Paragraph 13.3. If the Premises or any part has been relet with additional property, the net proceeds, if any, of reletting shall be prorated.

         Tenant shall pay Current Damages to Landlord monthly on the days on which the Fixed Minimum Rent would have been payable if the Lease were not terminated, and Landlord is entitled to recover same from Tenant each month.

         After termination under Paragraph 13.2, whether or not Landlord has collected Current Damages, Tenant will pay to Landlord, on demand, as liquidated and agreed "Final Damages" for Tenant's default and in lieu of all Current Damages beyond the date of demand:

         (a) an amount equal to the present cash value on the date of demand of the Fixed Minimum Rent and Additional Rent and other charges which would have been payable from the date of demand for what would have been the unexpired term of this Lease if it had not been terminated, plus the Arrearages to the earlier of the date of termination or repossession and Current Damages up to the date of demand which remain unpaid, LESS

         (b) the net proceeds, if any, of any re-letting on account of Tenant pursuant to Paragraph 13.3. If the Premises or any part has been relet with additional property, the net proceeds, if any, of reletting shall be prorated..

         If any statute or rule of law governing a proceeding in which Final Damages are to be proved validly limits the amount to an amount less than that provided for, Landlord is entitled to the maximum amount allowable under the statute or rule of law. The discount rate of interest shall be as provided in Paragraph 24.10; provided, however, such discount rate shall in no event exceed eight percent 8% per annum.

14. Condemnation; Partial or Total Taking. If all or any part of the Premises or the Property shall be taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by consent to sale in lieu thereof, and such taking in Landlord's reasonable judgment renders the Premises untenantable for Tenant's business, this Lease shall terminate as of the date of transfer of possession, and the parties shall have no claim against each other for the value of any unexpired Term of this Lease.

         If such taking results in a loss of more than 25% of the Premises, Tenant may elect to terminate this Lease as of the date of transfer of possession, and the parties shall have no claim against each other for the value of any unexpired Term of this Lease. All compensation or damages awarded for such taking or transfer shall belong to and be the property of Landlord, except for any specific award to Tenant for fixtures and improvements installed by Tenant at its expense, interruption of or damage to Tenant's business, Tenant's moving expenses, or any other claim of Tenant recoverable in its own right and not derivatively through Landlord. If there is any taking or transfer in respect of the Premises or the Property not subject to the first two sentences of this Article 14, this Lease shall continue in full force and effect and the Rent will be abated or reduced by an amount that is proportionate to the loss.

15. Force Majeure. If Landlord's performance of any obligation under any provision in this Lease is delayed by an act or neglect of Tenant, Act of God, strike, labor dispute, unavailability of materials, boycott, governmental restrictions, riots, insurrection, war, catastrophe, or act of the public enemy, the period for the beginning or completion of the obligation is extended for a period equal to the delay.

16. Subordination. This Lease, at Landlord's option, will be subordinate to any form of security now or later placed on the real property upon which the Premises are situated, and to all advances made on the security and to all renewals, modifications, consolidations, replacements and extensions. Tenant's right to quiet possession of the Premises will not be disturbed if Tenant is not in default under this Lease, unless it is otherwise terminated under the terms hereof. If any mortgagee, trustee or ground lessor elects to have this Lease prior to the lien of its security, and gives written notice to Tenant, the Lease will be deemed prior to the security, whether dated before or after the date of the security, or the recording date. Tenant agrees to execute any required documents, and Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to do so, if Tenant fails to so execute within 10 days after written demand.

17. Estoppel Certificate. Tenant, after not less than ten days prior written notice from Landlord, will deliver to Landlord a written statement (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) stating the amount of the Security Deposit, if any, held by Landlord and (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or stating any claimed defaults. The statement may be relied upon by any prospective purchaser of the Property or lender considering the Property as security for a loan.

         Tenant's failure to deliver the statement within said time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that any Security Deposit is as represented by Landlord, (iii) that there are no uncured defaults in Landlord's performance, and (iv) that not more than one month's Rent has been paid in advance.

18.      Intentionally Omitted.

19. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the Board of Directors of the corporation, or in accordance with the bylaws of the corporation, and that this Lease is binding upon the corporation.

20. Notices. All notices required or permitted under this Lease shall be in writing and shall be deemed duly given if sent by United States certified or registered mail, return receipt requested, by confirmed facsimile, or by Federal Express or other major overnight courier that provides evidence of delivery, addressed to Landlord or Tenant, respectively, at the addresses provided in the Information Schedule.

         Either party by notice as provided above may change the address for notices and/or payment of Rent.

21. Broker's Fee. Landlord and Tenant acknowledge that the broker(s) in this transaction (the "Broker") are as listed in the Information Schedule and that payments of commissions will be in accordance with their respective agreements. Landlord and Tenant each represent and warrant to each other that except for the Broker, no broker, agent or finder has been employed by it in connection with this Lease and no commissions are payable by it to any person. Tenant and Landlord each agree to indemnify, defend and save harmless the other from any expenses or claim for fees or commissions resulting from the indemnifying party having dealt with any broker, agent or finder in negotiating this Lease. Tenant represents it did not deal with any other broker, agent or finder other than the Broker. Landlord represents that it shall be solely responsible for those commissions due the Broker. By their execution hereof, Landlord and Tenant mutually agree and understand that if this Lease is renewed, extended or otherwise modified, then no additional compensation shall be due the Broker as a consequence of such action.

22. Landlord's Access. Landlord and Landlord's agents have the right to enter the Premises at reasonable times for the purposes of inspecting the Premises, showing the Premises to prospective purchasers, tenants or lenders, and making alterations, repairs, improvements or additions to the Premises that Landlord deems necessary or desirable; provided, however, except in cases of emergency, such entry shall not be made unless at least 24 hours' prior notice of such entry is given to Tenant by Landlord. Except in emergency situations, Landlord's agents must be accompanied by Tenant's representative during any entry to the Premises by Landlord. Landlord may place any ordinary "For Sale" or "For Lease" signs on the Property without rebate of rent liability during the final 60 days of the Term.

23. Landlord's Liability. The term "Landlord" means only the owner or owners of the fee title to the Property at the time in question. If the Landlord (or the then grantor) transfers any title or interest, from and after the date of transfer the Landlord (or the then grantor) is relieved of all liability for Landlord's obligations. Any Security Deposit not delivered to the grantee is excepted. Landlord's obligations under this Lease shall thereafter be binding on Landlord's successors and assigns. Tenant agrees to attorn to any transferee or lender of Landlord.

24. Landlord's Right. If Tenant fails to make any required payment or defaults in performing any other term in this Lease, Landlord may, but need not (and without waiving the default), make such payment or remedy other defaults for Tenant's account and at Tenant's expense, immediately and without notice in case of emergency, otherwise on ten days written notice to Tenant. The costs, with interest under Paragraph 24.10, and with charges equaling 15 % of the cost (to cover Landlord's Overhead), is due as Additional Rent with Tenant's next Fixed Minimum Rent installment.

25.      Miscellaneous.

25.1     Time of Essence.  Time is of the essence under this Lease.

25.2 Covenants and Conditions. Each provision of this Lease performable by Tenant is both a covenant and a condition.

25.3     Captions.  Article and Paragraph captions are only for convenience.

25.4 Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned. No prior agreement or understanding is effective after execution of this Lease. This Lease may be modified in writing only, signed by the parties. The exhibits listed on the Information Schedule and attached to this Lease are part of this Lease as fully as if placed in the body of the Lease.

25.5 Cumulative Remedies. No remedy or election is exclusive but, wherever possible, is cumulative with all other remedies at law or in equity.

25.6 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall not affect the validity of any other provision. The valid portions of the Lease shall be interpreted together to accomplish the intent of the parties.

25.7 Merger. The voluntary or other surrender by Tenant or a mutual cancellation will work a merger, and at Landlord's option, will terminate existing subtenancies or operate as an assignment of subtenancies.

25.8 Holding Over. If Tenant retains possession of the Premises after the Term expires (unless extended pursuant to the terms hereof), without the written consent of Landlord, the occupancy will be a tenancy from month-to-month at a rent in the amount of 150% of the last Fixed Minimum Rent plus all Additional Rent and other charges payable and upon all other terms contained herein. Any options (i.e. renewal, expansion) and rights of first refusal contained in the Lease are terminated in the event of a holdover tenancy.

25.9 Waivers. Waiver by Landlord of any provision or breach by Tenant of any provision of the Lease is not a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent or approval of any act will not make it unnecessary to obtain Landlord's consent or approval in the future. The acceptance of Rent by Landlord is not a waiver of any breach by Tenant other than a failure of Tenant to pay the particular Rent accepted, regardless of whether Landlord knows of such a breach.

25.10 Interest on Past-due Obligations. Any amount due to Landlord not paid when due will bear interest from the date due at 4% over the prime lending rate in effect from time to time at Bank One Arizona or 18% per annum, whichever rate is lower. Payment of interest will not cure any default by Tenant under this Lease except as expressly provided.

25.11 Attorney Fees. If either party brings an action regarding terms or rights under this Lease, the prevailing party in any action, on trial or appeal, is entitled to reasonable attorneys' fees as fixed by the court to be paid by the losing party. The term "attorneys' fees" shall include, but is not limited to, reasonable attorneys' fees incurred in any and all judicial, bankruptcy, reorganization, administrative or other proceedings, including appellate proceedings, whether the proceedings arise before or after entry of a final judgment, and all costs and disbursements in connection with the matter.

25.12 Waiver of Jury Trial. Landlord and Tenant each waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the others on any matter whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or any emergency statutory or other statutory remedy.

25.13 Recording. Tenant will not record this Lease without Landlord's written consent. Any recordation, at Landlord's option, will constitute a non-curable default of Tenant.

25.14 Signs and Auctions. Tenant shall not place any sign upon or conduct any auction on the Premises or Property without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord's consent to the placement of any sign on the Premises or Property shall not, either expressly or by implication, constitute a representation or warranty by Landlord that such sign complies with applicable law or regulation.

25.15 Security. Tenant acknowledges that the Rent reserved in this Lease does not include the cost of security guards or other security measures, and that Landlord has no obligation to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees and invitees from acts of third parties.

25.16 Easements and Restrictive Covenants. Landlord reserves the right to grant and record easements, cross easements, rights, restrictive covenants and conditions and dedications which it deems necessary or desirable. The grants will not unreasonably interfere with Tenant's use of the Premises. Tenant agrees to promptly execute documents reasonably requested by Landlord to give effect to the foregoing obligations of Tenant under this paragraph. Failure to execute will be a material breach under this Lease.

25.17 Rules and Regulations. Tenant will comply with the rules and regulations respecting the Property. Notice of the rules and regulations will be posted or given to Tenant. Furthermore, any rules and regulations hereafter promulgated for the Property shall be uniformly applied to all tenants in the Property, including Tenant.

25.18 Binding Effect; Choice of Law. Subject to provisions restricting assignments or subletting and to the provisions of Paragraph 12, this Lease will bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Arizona.

25.19 Absence of Option. This Lease becomes effective only upon execution by Landlord. Both parties acknowledge that they have reviewed this Lease thoroughly and have given their voluntary consent to the provisions. Landlord and Tenant agree that, at execution, the terms are commercially reasonable and show the intent of the parties.

         IN WITNESS WHEREOF, the parties have executed this Lease in duplicate as of the day and year first above.

LANDLORD:

4405 E. BASELINE ROAD LIMITED PARTNERSHIP, an Arizona limited partnership

By:    San Salvador Management, L.L.C.,
       an Arizona limited liability company
       Its General Partner


       By: /s/ David Reesor
          ---------------------------------
          Its: PRINCIPAL
              -----------------------------

TENANT:

MIDLAND CREDIT MANAGEMENT, INC.,
a Kansas corporation


By: /s/ Frank Chandler
   ---------------------------------
   Its: PRESIDENT
       -----------------------------

                                   EXHIBIT "A"

           DESCRIPTION OF THE PROPERTY AND ADJACENT SITE IMPROVEMENTS




The Property is described as follows:

PARCEL NO. 1:

Lot 9, MARICOPA FREEWAY CENTER UNIT 2 SOUTH, a subdivision recorded in Book 171 of Maps, page 6, records of Maricopa County, Arizona.

PARCEL NO. 2:

That portion of Lot 3, MARICOPA FREEWAY CENTER UNIT 3 SOUTH, a subdivision recorded in Book 178 of Maps, page 8, records of Maricopa County, Arizona, more particularly described as follows:


Beginning at the Southeast corner of said Lot 3;

Thence South 89 degrees 25 minutes 52 seconds West, along the South line of said Lot 3, 200.00 feet;

Thence South 89 degrees 08 minutes 05 seconds West continuing along said South line, 29.05 feet to the True Point of Beginning;

Thence North 0 degrees 43 minutes 0 seconds West, 273.97 feet to a point on the North line of said Lot 3;

Thence South 89 degrees 08 minutes 05 seconds West along the said North line,
189.76 feet;

Thence South 0 degrees 51 minutes 55 seconds East along the West line of said Lot 3, 273.97 feet;

Thence North 89 degrees 08 minutes 05 seconds East along the South line of said Lot 3, 189.05 feet to the True Point of Beginning.

PARCEL NO. 3:

A non-exclusive easement for ingress and egress over the South 140 feet of the East 50 feet of Lot 2, MARICOPA FREEWAY CENTER UNIT 3 SOUTH, a subdivision recorded in Book 178 of Maps, page 8, records of Maricopa County, Arizona, as created in document recorded in Recording No. 86-164418.




The Adjacent Site Improvements are described as follows:

  The parking lot adjacent to the Building.

                                  EXHIBIT "C"
                              TENANT IMPROVEMENTS
GTI CONTRACTORS, INC.                                           REVISED ESTIMATE
4811 N. 7th Street, Suite A-4                                   DATE    ESTIMATE
Phoenix, AZ 85014                                              11/3/97    313

PROPERTY/TENANT
Midland Credit Corporation
4310 E. Broadway Road                                  PROJECT
Phoenix, Arizona                                  Midland Credit Corporation


ORIGINAL PLAN DATE     REVISED PLAN DATE      RENTABLE SQ FT      COST PER SQ FT
   10/22/97                10/28/97              30,000               $13.13


     ITEM              DESCRIPTION                      QTY      RATE       TOTAL
Demolition Wall      140 lineal feet of existing         140        15.00     2,100.00
                     walls, storefront and
                     glass sections
Demolition La        Demo of existing exterior             1     1,180.00     1,180.00
                     building, pad and fence
Demolition La        Demo and remove covered patio         1       600.00       600.00
                     area
                     Demolition Total                                         3,880.00

Frame & DW
Int Partition        340 lineal feet of new interior     340        35.00    11,900.00
                     partitions to grid
Furr out             890 lineal feet furr out all 11'    890        20.00    17,800.00
                     high exterior walls with 2-1/2"
                     studs with insulation
Columns              Furr out 24 columns at modular       24       140.00     3,360.00
                     areas
                     Frame and Drywall Total                                 33,060.00

Acoustical
Ceiling Tile         New 30,000 square foot 2X4       30,000         1.10    33,000.00
                     acoustical grid ceiling
                     Acoustical Ceiling Total                                33,000.00

Doors
Interior Door        12 new paint grade interior door     12       193.60     2,323.20
Timely Frames        12 timely door frames                12       146.00     1,752.00
                                                                    TOTAL

GTI CONTRACTORS, INC.                                         REVISED ESTIMATE
4811 N. 7th Street, Suite A-4                                Date       Estimate
Phoenix, AZ 85014                                           11/3/97       313


     Property/Tenant                                           Project
--------------------------                            --------------------------
Midland Credit Corporation                            Midland Credit Corporation
4310 E. Broadway Road
Phoenix, Arizona

Original            Revised              Rentable                Cost Per
Plan Date          Plan Date              Sq Ft                   Sq Ft
---------          ---------             --------                 ------
 10/22/97          10/28/97               30,000                  $13.13
   Item                  Description                  Qty      Rate      Total
   ----                  -----------                  ---      ----      -----
Door Labor     Door & Frame labor                      12     200.00    2,400.00
Metal Door     2 new 3.o X 7.o metal insulated door     2     980.00    1,960.00
               and frame with wire glass sidelite
               Doors Total                                              8,435.20

Hardware
Passage        12 new passage door handles             12      62.00      744.00
Hinges         33 new building standard door handles   33       7.00      231.00
Stops          12 new building standard door stops     12       4.00       48.00
Stops          2 floor mounted door stop                2      16.00       32.00
               Hardware Total                                           1,055.00

Glass
Storefront     New storefront glass sections and new    1   9,100.00    9,100.00
               glass entrance; includes glass at
               managers office
               Glass Total                                              9,100.00

Millwork
Lower Cabinet  32 lineal feet of lower cabinets        32     115.00    3,680.00
Upper Cabinet  32 lineal feet of upper cabinets        32     100.00    3,200.00
Countertops    32 lineal feet of countertops           32      45.00    1,440.00
Countertops    40 lineal feet of countertops in        40     100.00    4,000.00
               restrooms
               Millwork Total                                          12,320.00

                                                              TOTAL

GTI CONTRACTORS, INC.                                          REVISED ESTIMATE
4811 N. 7th Street, Suite A-4                                   DATE   ESTIMATE
Phoenix, AZ 85014                                             11/3/97    313

     PROPERTY/TENANT
   Midland Credit Corporation
   4310 E. Broadway Road                                    PROJECT
   Phoenix, Arizona                               Midland Credit Corporation

ORIGINAL PLAN DATE    REVISED PLAN DATE              RENTABLE SQ  FT          COST PER SQ  FT
---------------------------------------------------------------------------------------------------
   10/22/97               10/28/97                       30,000                    $13.13
---------------------------------------------------------------------------------------------------
    ITEM                              DESCRIPTION                QTY          RATE        TOTAL
---------------------------------------------------------------------------------------------------
Plumbing
Cap Plumbing         Cap plumbing at 3 locations below floor        1           380.00       380.00
                     per code and infill concrete to finish
                     floor level

Plumbing Demo        Demo all toilets, sinks, partitions and        1          2,238.00    2,238.00
                     accessories

Water Lines          Rework plumbing supplies and drains to         1          3,600.00    3,600.00
                     accept new; repair drywall and floors as
                     needed

ADA                  New handicapped toilets, urinals,              1         12,210.00   12,210.00
                     partitions, grab bars and accessories
                     required by the ADA
                     Plumbing Total                                                       18,428.00

Fire Protect
Sprinkler Mod        Sprinkler relocation and modifications to      1         14,500.00   14,500.00
                     existing
                     Fire Protection Total                                                14,500.00

Site Work            Site Work Total                                                      17,100.00

Concrete
Ramp                 Handicap ramp at specified location            1            590.00      590.00
                     Concrete Total                                                          590.00
----------------------------------------------------------------------------------------------------
                                                                               TOTAL
----------------------------------------------------------------------------------------------------

                                     Page 3

GTI CONTRACTORS, INC.                                           REVISED ESTIMATE
4811 N. 7th Street, Suite A-4                                   DATE    ESTIMATE
Phoenix, AZ 85014                                              11/3/97    313

PROPERTY/TENANT
Midland Credit Corporation
4310 E. Broadway Road                                  PROJECT
Phoenix, Arizona                                  Midland Credit Corporation


ORIGINAL PLAN DATE     REVISED PLAN DATE      RENTABLE SQ FT      COST PER SQ FT
   10/22/97                10/28/97              30,000               $13.13


     ITEM              DESCRIPTION                      QTY      RATE        TOTAL
Electrical
Elec Demo           Demo                                  1      200.00      200.00
Duplex Outlet       40 standard duplex outlets           40       45.00    1,800.00
Duplex Outlet       5 standard - double                   5       52.00      260.00
Duplex Outlet       12 standard dedicated duplex         12      165.00    1,980.00
                    outlet
Tele Outlet         25 standard telephone/computer       25       22.00      550.00
                    outlet
Exit Sign           13 standard c/w battery exit         13      150.00    1,950.00
                    signs
Emer Light          14 standard emergency wall          14       150.00    2,100.00
                    battery pack light
Emer Light          4 emergency night lights; 2 head     4       100.00      400.00
                    for restroom
2X4 Lighting        375 new 2 X 4 light fixtures;      375       135.00   50,625.00
                    electronic ballasts
Switches            17 standard switches                17        47.00      799.00
Circuits            Tie in existing in restroom          1       300.00      300.00
Light Fixture       3 keyless light fixtures in          3        65.00      195.00
                    electrical room
Light Fixture       3 - 1X4 strips in computer room      3        65.00      195.00
GFIC                5 GFIC receptacles                   5        65.00      325.00
Power Pole          9 power poles with new circuits      9       425.00    3,825.00
Panel               Repairs to existing electrical       1     1,000.00    1,000.00
                    panels
Electrical -        Distribution of power and            1     2,500.00    2,500.00
                    lighting

                    Extras for restrooms:
Light Fixture       9 light fixtures                   125         9.00    1,125.00
                                                                    TOTAL

GTI CONTRACTORS, INC.                             REVISED ESTIMATE
4811 N. 7th Street, Suite A-4                     DATE    ESTIMATE
Phoenix, AZ 85014                                11/3/97    313

PROPERTY/TENANT

Midland Credit Corporation
4310 E. Broadway Road                               PROJECT
Phoenix, Arizona                            Midland Credit Corporation


ORIGINAL PLAN DATE   REVISED PLAN DATE   RENTABLE SQ FT    COST PER SQ FT
-------------------------------------------------------------------------
    10/22/97            10/28/97             30,000            $13.13

     ITEM              DESCRIPTION        QTY         RATE      TOTAL
-------------------------------------------------------------------------
Switches       4 standard switches          4        47.00      188.00
GFIC           4 GFIC receptacles           4        65.00      260.00
Fan            4 exhaust fan tie-ins        4        46.00      184.00
Fan            4 exhaust fan switches       4        47.00      188.00

               Extras for computer room:
Dedicated      4-20 amp dedicated outlets   4       150.00      600.00
Circuits       1-240 volt 30 amp circuit;   1       200.00      200.00
               isolated ground
               Electrical Total                              71,749.00

Heating & Air
HVAC           Allowance                         53,838.00   53,838.00
               -Repairs to existing units is
                extra; price assumes we have
                adequate tonnage for space
               -Repairs to existing hard duct
                on 13 units
               -39 new ducted returns on 13
                units (these are presently
                not to code)
               -125 new supplies
               -13 new thermostats
               -New hard duct as required
               -No flex runs over 14 feet

                                                    TOTAL

GTI CONTRACTORS, INC.                                          REVISED ESTIMATE
4811 N. 7th Street, Suite A-4                                   DATE   ESTIMATE
Phoenix, AZ 85014                                             11/3/97    313

     PROPERTY/TENANT
   Midland Credit Corporation
   4310 E. Broadway Road                                    PROJECT
   Phoenix, Arizona                               Midland Credit Corporation

ORIGINAL PLAN DATE    REVISED PLAN DATE              RENTABLE SQ FT          COST PER SQ FT
---------------------------------------------------------------------------------------------------
   10/22/97               10/28/97                       30,000                    $13.13
---------------------------------------------------------------------------------------------------
    ITEM                              DESCRIPTION                QTY.         RATE        TOTAL
---------------------------------------------------------------------------------------------------
                     -No EMS included, but can be priced if
                     needed

HVAC                 Extras for restrooms:                                    1,194.00     1,194.00
                     -Demo and reinstall exhaust fans
                     -Demo and install 4 new outlets                                      55,032.00
                     Heating and Air Conditioning Total

Paint
Walls                Painting of walls throughout                             6,720.00     6,720.00
Door Finish          Painting of 16 doors                         16            100.00     1,600.00
                     Paint Total                                                           8,320.00

Flooring
Carpet               3,334 square yards 32 oz. cut pile        3,334             14.00    46,676.00
                     carpet

VCT                  2,720 square yards                        2,720              1.25     3,400.00
Base                 1,800 lineal feet                         1,800              1.00     1,800.00
Ceramic Tile         220 square feet of ceramic tile on all      220             10.00     2,200.00
                     restroom wet walls
                     Flooring Total                                                       54,076.00

General Cond
Allowance            Misc materials and off hour labor             1          1,000.00     1,000.00
Dumpster             Dumpster Rental                               2            400.00       800.00
---------------------------------------------------------------------------------------------------
                                                                                TOTAL
---------------------------------------------------------------------------------------------------

GTI CONTRACTORS, INC.                                       REVISED ESTIMATE
4811 N. 7th Street, Suite A-4
Phoenix, AZ 85014                                           DATE      ESTIMATE

                                                           11/3/97      313


PROPERTY/TENANT

Midland Credit Corporation                                     PROJECT
4310 E. Broadway Road
Phoenix, Arizona                                      Midland Credit Corporation


ORIGINAL PLAN DATE            REVISED PLAN DATE             RENTABLE SQ FT           COST PER SQ FT
     10/22/97                      10/28/97                    30,000                    $ 13.13

     ITEM                                 DESCRIPTION                   QTY       RATE         TOTAL

Tele Board            Install telephone mounting board                    2          110.00         220.00
Supervision           8 weeks supervision                                 8          600.00       4,800.00
Clean                 Final cleaning of entire space                 30,000            0.15       4,500.00
Profit & OH           Profit & Overhead                                           24,638.00      24,638.00
                      General Conditions Total                                                   35,958.00
                      Sales Tax                                                     4.5825%      17,257.84





                                                                                     TOTAL     $393,861.04

                      Add 6 ton AC unit at north end of bldg                                      6,000.00
                      Ceiling insulation                                                         12,000.00
                      Architectural construction drawings                                        30,000.00
                      Drywall relocation and cleaning                                            20,000.00
                                                                                               -----------
                                                                                               $461,861.04

                                   EXHIBIT "D"

             CONTROL OF DANGEROUS/HAZARDOUS CHEMICALS AND MATERIALS

In consideration of existing and future legislation concerning the handling, storage, use and disposition of dangerous hazardous chemicals and materials, Tenant acknowledges the risks and liabilities associated with same and agrees to the following:

         A. Tenant shall determine what laws, regulations and ordinances regarding the handling, storage, use and disposition of dangerous or hazardous chemicals and materials apply to Tenant's business with respect to the Premises or Property. Tenant shall take all reasonable and necessary steps, including any inspections, tests or studies, as required by such laws to cause prompt and ongoing compliance therewith.

         B. Tenant agrees to immediately notify Landlord and the appropriate authorities of any spills, accidents, or improper discharges of any dangerous or hazardous chemicals and materials. Further, in addition to and in further support of and compliance with other hold harmless and indemnification obligations, Tenant acknowledges and assumes total responsibility for any and all dangerous or hazardous chemicals and materials it may handle, store, use and dispose of in or about the Premises or Property. Such responsibility shall include, but not be limited to, medical costs and personal injury awards (compensatory and/or punitive), environmental cleanups and related costs, governmental fines against Landlord or Tenant resulting from Tenant's willful or negligent handling, storage, use, disposition of dangerous or hazardous chemicals and materials, or Tenant's non-compliance with acceptable law.

         C. Tenant shall, upon Landlord's or governmental request, disclose the type and quantity of dangerous or hazardous chemicals and materials handled, stored, used or disposed of in or about the Premises or Property.

         D.       Tenant shall endeavor to:

                  1. Maintain and control all inventories of dangerous or hazardous chemicals and materials handled, stored, used or disposed of in or about the Premises or Property.

                  2. Educate managers, employees, and shipping personnel on the proper handling, storage, use and disposition of dangerous or hazardous chemicals and materials.

                  3. Develop a dangerous/hazardous chemicals and materials accident plan.

                  4. Isolate key use and storage areas of dangerous or hazardous chemicals and materials from ground waters, surface waters, and soils.

                  5. Keep informed about existing and future governmental requirements concerning dangerous or hazardous chemicals and materials and Tenant's respective compliance obligations.

                                   EXHIBIT "E"

                                  RENT SCHEDULE


       During the Term of the Lease, Tenant's monthly Fixed Minimum Rent will be as follows:


      Months               Rate                  Amount
      ------               ----                  ------
      1 - 30             $0.62/sf              $18,600/mo.
     31 - 60             $0.67/sf              $20,100/mo.

                                   EXHIBIT "F"

                                OPTION TO EXTEND


       Tenant will have the option to extend the Term of this Lease for one five-year period (the "Extended Term"), subject to the further provisions of this Exhibit "F".

                           a. Tenant must exercise the option with respect to
the Extended Term, if at all, by giving written notice of exercise to Landlord on or before the date which is 270 days prior to the Termination Date. Any notice of extension by Tenant is called "Tenant's Notice". Tenant will have no right to extend the Term of this Lease if Tenant's Notice is not timely delivered.

                           b. It is a condition precedent to Tenant's option to
extend that Tenant not be in default of any material provision of the Lease on the date that any Tenant's Notice is given; provided, however, that if Tenant is in default but the cure period has not expired, than this condition shall be deemed satisfied if Tenant cures the default within the permitted cure period.

                           c. The Extended Term will be on the same terms and
conditions as this Lease except that (i) Tenant's Fixed Minimum Rent will be based on an amount equal to the prevailing market rate ("Market Rate") at the time of Tenant's Notice for space of comparable age, size, location and quality; and (ii) all references in the Lease to the "Term" will mean the Extended Term.

                           d. If Tenant disputes Landlord's determination of the
Market Rate, Tenant may, by giving written notice to Landlord within 15 days following Tenant's receipt of Landlord's Notice of the Rent for the Extended Term, withdraw its exercise of the option to extend.

                                  EXHIBIT "G"

                              TENANT REMOVAL ITEMS

                        MIDLAND CREDIT MANAGEMENT, INC.
                                4310 E. BROADWAY
                                  PHOENIX, AZ


2 file cabinets
Hewitt Packert fax/printer
Brother 7000 fax/printer
2 personal computers - 1 with speakers
2 main switchboard phone centers
Danka copier
Large and small dry erase board
Receptionist desk (1 large unit)
Office Mgr. Large desk unit and hutch
Paper shredder
Cherry desk (2), credenza (2)
Computer shelving racks
Computer room phones: (2) standard, (1) console
Computer printer
Phone technology equipment
Computer stand
Pitney Bowes Postage meter/weigh station
Television
(8) 4' round tables
(35) standard chairs
(105) roller chairs
(91) CRT Screens
(92) standard phones
(2) microwaves
1 refrigerator

Any other thing of personal property including (but not limited to) office furnishings, equipment or supplies which are moveable or which have not been attached to the above described premises to such an extent they become or constitute fixtures.

                                   EXHIBIT "H"

                             FIRST RIGHTS OF REFUSAL


         1. First Right of Refusal to Purchase Property. During the Term of the Lease, provided Tenant is not in default under the Lease, Tenant will have a right of first refusal to purchase all, but not less than all, of the Property under the same terms and conditions as those offered to a third party that is ready, willing, and able to purchase the Property under such terms and conditions. Tenant must accept or reject Landlord's notice of interest of a third party to purchase the Property in writing within five (5) business days after delivery of such notice. If Tenant accepts within the required time frame, Landlord and Tenant will promptly enter into a purchase and sale agreement for the Property, and the sale of the Property to Tenant shall close within 60 days after the date of Tenant's written acceptance. If Tenant does not accept within the required time frame, or if the sale of the Property does not close within 60 days after the date of Tenant's written acceptance for any reason other than Landlord's default under the purchase and sale agreement for the Property, Tenant's right of first refusal to purchase the Property will lapse (unless Landlord does not sell the Property to such third party), and Landlord may proceed to sell the Property to such third party subject to the provisions of the Lease then in effect.

         2. First Right of Refusal to Lease Additional Space. During the term of the Lease, provided Tenant is not in default under the Lease, Tenant will have a right of first refusal to lease any or all of the space in the building adjacent to the Premises, which adjacent building is located on the Property at 4302 East Broadway Road ("Additional Space"), under the same terms and conditions as those offered to a third party that is ready, willing, and able to lease such Additional Space under such terms and conditions. Tenant must accept or reject any Landlord's notice of interest of a third party to lease space in the adjacent building in writing within five (5) business days after delivery of such notice. If Tenant accepts within the required time frame, Landlord and Tenant will promptly execute an amendment to the existing Lease for the Additional Space. If Tenant does not accept within the required time frame, Tenant's right of first refusal to lease the Additional Space that is the subject of such notice of interest to lease space in the adjacent building will lapse unless Landlord does not lease such Additional Space to such third party.



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                              TENENT REMOVAL ITEMS
                        MIDLAND CREDIT MANAGEMENT, INC.
                                4310 E. BROADWAY
                                  PHOENIX, AZ




2 file cabinets
Hewitt Packert fax/printer
Brother 7000 fax/printer
2 personal computers -- 1 with speakers
2 main switchboard phone centers
Danka copier
Large and small dry erase board
Receptionist desk (1 large unit)
Office Mgr. Large desk unit and hutch
Paper shredder
Cherry desk (2), credenza (2)
Computer shelving racks
Computer room phones: (2) standard, (1) console
Computer printer
Phone technology equipment
Computer stand
Pitney Bowes Postage meter/weigh station
Television
(8) 4' round tables
(35) standard chairs
(105) roller chairs
(91) CRT Screens
(92) standard phones
(2) microwaves
1 refrigerator